Exhibit 99

                               Press Release

                                   Dated

                             December 12, 2001















                                Press Release

Today's date: December 12, 2001                Contact: Bill W. Taylor
Release date: Immediately                      Executive Vice President, C.F.O.
                                               (903) 586-9861

              JACKSONVILLE BANCORP, INC. TO REPURCHASE UP TO
                       100,000 SHARES OF COMMON STOCK

     Jacksonville, Texas, December 12, 2001 - Jacksonville Bancorp, Inc., (NASDAQ: JXVL) the holding company of Jacksonville Savings Bank, SSB of Jacksonville, Texas announced today that it has commenced an open-market stock repurchase program of up to 100,000 shares, or 5.5% of the Company's outstanding shares of common stock. Repurchases will be made by the Company from time to time during a one year period ending December 12, 2002 as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and will be available for general corporate purposes.

     The company has recently completed the repurchase of 94,000 shares of stock authorized and announced in a press release dated May 8, 2001.

     On September 30, 2001, the Company had $351.0 million of total consolidated assets, liabilities of $315.0 million and $36.0 million of total stockholders' equity. Jacksonville Savings Bank, a Texas chartered savings bank, is a subsidiary of the Company's, that conducts business from its main office located in Jacksonville, Texas, and eight branch locations throughout East Texas.